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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 13, 2002 relating to the Statement of Assets Acquired and Liabilities Assumed and Statement of Revenues and Direct Expenses of PSINet Inc. Project Phoenix as of and for the year ended December 31, 2001, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Washington, D.C.
August 27, 2002

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS